Catalytica Energy Systems Reports First Quarter Financial Results

Achieves Record Revenues and Improved Operating Performance

GILBERT, AZ -- 05/11/2006 -- Catalytica Energy Systems, Inc. (NASDAQ: CESI), a provider of innovative emissions solutions for the power generation and transportation industries, today reported financial results for the first quarter ended March 31, 2006.

Total revenues for the first quarter of 2006 grew 129% to $2,979,000, from total revenues of $1,299,000 in the same period of the prior year. The significant growth in revenues was driven by increased sales activity in the Company's SCR catalyst and management services business, which accounted for all of the Company's revenues during the most recent quarter. Even with the considerable increase in revenues, total operating expenses for the quarter, including cost of sales, increased only 4% to $5,262,000, from $5,077,000 in the first quarter last year, reflecting the benefit of cost reduction activities initiated by the Company during the second half of 2005. The resulting net loss for the quarter was $1,726,000, or a loss of $0.10 per share, a 51% improvement over the net loss reported in the corresponding period of the prior year of $3,538,000, or a loss of $0.20 per share.

Total consumption of cash, cash equivalents, and short-term investments (collectively referred to as "cash") decreased 20% during the first quarter of 2006 to $2,755,000, from $3,456,000 during the first quarter of 2005. At March 31, 2006, Catalytica Energy Systems' cash position totaled $18,577,000.

"Our significantly improved first quarter results reflect the excellent progress we have made over the past year in repositioning our SCR-Tech business and increasing our penetration of the developing market for SCR catalyst services," said Rob Zack, president and CEO of Catalytica Energy Systems. "Notably, SCR-Tech's revenues during the first three months of 2006 were 72% higher than its full-year 2005 revenues. While our first quarter revenues are likely to be the highest of any other period this year as the result of the timing of individual catalyst cleaning and regeneration projects, we remain well positioned to significantly improve our top line in 2006. We project that our full-year revenues will be in the range of $5.5 to $6.5 million. This guidance is based upon the prospects for a continued increase in sales activity for SCR catalyst services, and is subject to the timing of revenue recognition associated with various projects.

"We are also beginning to see the positive impact of our restructuring and cost reduction activities. In fact, we achieved a 21% reduction in research and development expenses to $1,619,000, from $2,048,000 in the first quarter last year. Additionally, we continue to expect improvements in our quarterly usage of cash, and are maintaining our previous full-year guidance for total cash consumption to be in the range of $7.0 to $9.0 million."

Business Updates

Catalytica Energy Systems' SCR catalyst and management services business continues to make progress in expanding its customer base and securing new business. During the first quarter of 2006, SCR-Tech signed new cleaning and regeneration contracts totaling approximately $2.3 million for work to be completed in 2006 and 2007, and continues to pursue new order prospects. At March 31, 2006, the backlog for SCR catalyst and management services, defined as firm purchase orders and deferred revenue expected to be recognized as revenue within 18 months, totaled approximately $2.7 million.

Also during the quarter, SCR-Tech completed a joint study with AEP and Southern Company evaluating the ability of SCR-Tech's proprietary catalyst regeneration process to minimize the conversion of sulfur dioxide (SO2) to sulfur trioxide (SO3) as a byproduct of operating SCR systems. When emitted into the atmosphere, SO3 reacts with moisture to create sulfuric acid emissions, often visible as a blue haze or plume. With increased use of SCR systems to meet ever more stringent air quality regulations, environmental groups and the utility industry are becoming increasingly concerned with destructive sulfuric acid emissions and their related corrosive costs. The results of this recently completed joint study demonstrate that the use of regenerated catalyst can significantly lower SO2 oxidation rates. In the case of regenerated honeycomb catalyst, for example, SO2 oxidation rates were measured as low as 0.1 percent, which is comparable to the conversion rates achieved only through the use of more costly, ultra-low conversion catalyst. Importantly, the regenerated catalyst achieved significant reductions in SO2 conversion while still maintaining original catalytic activity levels and nitrogen oxides ("NOx") reduction performance, whereas the use of ultra-low conversion catalyst has been reported to be associated with a loss in catalytic activity. Based upon these promising results, SCR-Tech is exploring opportunities to evaluate whether the use of regenerated catalyst may also positively impact the oxidation of mercury, a pollutant that is facing strict new regulations beginning in 2009.

With respect to Catalytica Energy Systems' development of emissions control solutions for new, over-the-road diesel engine applications, demonstration projects and test activities are ongoing with leading diesel industry companies and with a government agency evaluating the Company's technology as a prospect for meeting impending diesel emissions regulations in the U.S. and Japan. The Company also continues to pursue product development partnerships, funding commitments and commercial market channels for its products.

Zack commented, "Solidifying partnerships within the diesel industry is critical to the success of our technology in the marketplace and remains a key objective for 2006. We are committed to prudent capital management and recognize that we do not have the capital or the resources necessary to commercialize a fully-integrated emissions reduction product for the diesel market on our own. Accordingly, concurrent with our ongoing test activities and pursuit of commercial relationships, we are continuing to explore and evaluate strategic alternatives for this business. Without firm diesel industry commitments or other strategic alternatives by mid-year, we will consider downsizing or discontinuing our development efforts in this area."

Other Recent Developments

In February, Catalytica Energy Systems announced that it is no longer conducting development or commercial activities associated with its Xonon Cool Combustion® product for gas turbines following a reevaluation of this business in light of ongoing unfavorable gas turbine market conditions and an internal shift in product development priorities. Subsequent to this decision, Catalytica Energy Systems announced in March the formal termination of its agreement with GE. Catalytica Energy Systems continues to explore various alternatives for its gas turbine technology.

Consistent with an ongoing emphasis on value creation and sustainability, Catalytica Energy Systems continues to take steps to further reduce its overhead and extend its cash reserves. In connection with its recently downsized operations, the Company announced in April that it has entered into an agreement to sell its 43,000 square foot facility in Gilbert, Arizona for $4,775,000. The close of escrow is planned for the end of June, subject to due diligence approval by the buyer and customary closing conditions, after which time Catalytica Energy Systems plans to enter into a one-year lease to maintain office space at the facility. If the purchase is consummated, Catalytica Energy Systems expects to realize approximately $2.0 million in net cash proceeds from the sale, and anticipates recording a gain of approximately $700,000.

Catalytica Energy Systems will host a conference call and webcast today, Thursday, May 11, 2006, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results along with an update on the business and its outlook for 2006. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.CatalyticaEnergy.com. Webcast participants should allot extra time before the webcast begins to register, and, if necessary, download and install audio software. Alternatively, interested parties may access the call by dialing 1-866-543-6408 (1-617-213-8899 for international callers), using passcode 83585759. An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through May 18, 2006. To access the replay, dial 1-888-286-8010 (1-617-801-6888 for international callers), using passcode 38266862.

About Catalytica Energy Systems

Catalytica Energy Systems provides innovative products and services to meet the growing demand for emissions control solutions in the power generation and transportation industries. Through its SCR-Tech subsidiary (www.SCR-Tech.com), the Company offers a variety of services for coal-fired power plants using selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst management, cleaning and regeneration, as well as consulting services to help power plant operators optimize efficiency and reduce overall NOx compliance costs. Catalytica Energy Systems' other business activities include the design, development and manufacture of advanced products based on its proprietary catalyst and fuel processing technologies to offer cost-effective solutions for reducing emissions from combustion-related applications. The Company's Xonon® Diesel Fuel Processing technology is designed to facilitate a significant reduction in particulate matter and NOx emissions from mobile and stationary diesel engines by improving the performance of diesel particulate filters and NOx adsorber catalyst systems. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

This news release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding Catalytica Energy Systems' improved financial outlook for 2006, including the Company's financial projections with respect to revenues and cash usage; the prospects for revenue growth and a reduction in cash consumption as compared to its 2005 financial performance; the Company's ability to expand its customer base and realize prospective new order and contract opportunities associated with its SCR services business; the Company's progress in repositioning its SCR-Tech business and its ability to penetrate the developing market for SCR catalyst services; the ability of SCR-Tech to maintain a recent increase in sales activity and to secure new business; the ability of SCR-Tech's catalyst regeneration process to lower SO2 oxidation rates and the amount of reduction that can be achieved; the prospects for SCR-Tech's catalyst regeneration process to positively impact mercury oxidation rates; the Company's ongoing restructuring and cost reduction initiatives and its ability to further streamline its operations, reduce overhead and extend its cash reserves; the Company's belief that its strategic restructuring initiatives offer the greatest return on investment; the development and performance of, and technical advances in, the Company's diesel emissions reduction products; the Company's continuing test activities and demonstration projects with leading diesel industry companies and a government agency evaluating its diesel fuel processing technology as a prospect for meeting impending U.S. and Japanese diesel emissions regulations; the prospects and timing associated with securing product development partnerships, funding commitments and commercial market channels associated with the Company's diesel emissions control solutions; the Company's plans to continue exploring and evaluating strategic alternatives for its diesel emissions reduction business; the Company's ability to further reduce its overhead, build additional value in the business, improve sustainability, and extend its cash reserves; and the prospects, timing and anticipated net proceeds and gain associated with the pending sale of its Gilbert, Arizona facility. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risks associated with the development, generally, of the Company's overall strategic objectives; the ability of the Company to improve sustainability, build additional value in its business and achieve its revenue growth and cash consumption reduction goals; the risk that the Company's cash consumption reduction goals may impair its ability to develop products, remain competitive and operate effectively; possible fluctuations in economic conditions affecting the markets for the Company's products and services; the risk that a market may not develop or be maintained for the Company's products and services; the existence of unanticipated technical, commercial or other setbacks related to the Company's emissions reduction solutions for diesel engines that could result in termination of one or more of its product development efforts; unanticipated events that could impact the Company's ability to manage the SCR-Tech business; difficulties or delays in strengthening SCR-Tech's sales and marketing activities or in executing SCR-Tech's business strategy; changes in the environmental requirements relating to certain emissions; the uncertainty of marketing, project development and installation timelines and regulatory review outcomes; the possibility that the Company may be unable to maintain current or develop future strategic relationships for its products and services, including with OEMs, other strategic partners, and utility customers; the possibility that an OEM or other strategic partner could decide not to pursue development or commercialization of its products, which could negatively and adversely impact our business or results of operations; and the other risks set forth in the Company's most recent Form 10-K and subsequent Forms 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

Editor's Note: Xonon and Xonon Cool Combustion are registered trademarks of Catalytica Energy Systems, Inc., Gilbert, AZ USA

Catalytica Energy Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

                                                        Three Months Ended
                                                            March 31,
                                                        ------------------
                                                          2006      2005
                                                        --------  --------

Total revenues                                          $  2,979  $  1,299

Costs and expenses:
   Cost of revenues                                        1,571     1,170
   Research and development                                1,619     2,048
   Selling, general and administrative                     2,072     1,859
                                                        --------  --------

Total costs and expenses                                   5,262     5,077
                                                        --------  --------

 Operating loss                                           (2,283)   (3,778)

Interest and other income, net                               557       240
                                                        --------  --------

 Net loss                                               $ (1,726) $ (3,538)
                                                        ========  ========

Basic and diluted net loss per share                    $  (0.10) $  (0.20)
                                                        ========  ========

Weighted average shares used in computing net loss per
 share                                                    18,158    17,931
                                                        ========  ========

Catalytica Energy Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                                                       March     December
                                                     31, 2006    31, 2005
                                                    ----------- -----------
                                                    (unaudited)
ASSETS:

  Cash, cash equivalents and short-term investments $    18,577 $    21,332
  Accounts receivable, net                                1,890       1,434
  Inventory                                                 462         986
  Other current assets                                      833         652
                                                    ----------- -----------
    Total current assets                                 21,762      24,404

Property and equipment, net                               5,837       5,983
Goodwill                                                  4,257       4,257
Other intangible assets, net                              1,367       1,411
Other assets                                                289         290
                                                    ----------- -----------
    Total assets                                    $    33,512 $    36,345
                                                    =========== ===========

LIABILITIES AND STOCKHOLDERS’ EQUITY:

  Accounts payable and accrued liabilities          $     3,122 $     4,249
  Current portion of long-term debt                          47          47
                                                    ----------- -----------
    Total current liabilities                             3,169       4,296

  Long-term debt and other long-term liabilities          2,989       3,004

  Stockholders’ equity                                   27,354      29,045
                                                    ----------- -----------
    Total liabilities and stockholders’ equity      $    33,512 $    36,345
                                                    =========== ===========

CONTACT:
Megan Meloni
Investor Relations
(650) 940-6253